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                                    PARANET
                              EMPLOYMENT AGREEMENT





       In consideration of my employment with Paranet, Inc., a Texas corporation ( "Company"), the compensation paid to me as an employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I, the undersigned employee of the Company, hereby agree as follows:

1. Employment Status. I agree that my employment relationship with the Company is an at-will relationship. Accordingly, either I or the Company may end the employment relationship at any time, with or without cause or reason.

2. Intellectual Property Rights.
       2.01. Assignment. I hereby assign, transfer, and convey to the Company my entire right, title and interest in any and all intellectual property which I have made or conceived or may make or conceive, whether as a sole inventor or originator or as a joint inventor or originator with another or others, whether made during or outside of usual working hours or upon the premises of the Company or elsewhere, during my employment with the Company and during my employment with any predecessor of the Company prior to the date of this Agreement. I understand that intellectual property includes information of a technical and a business nature such as ideas, discoveries, inventions, improvements, trade secrets, know-how, machines, processes, methodologies, practices, product designs, formulae, writings, proposals and other works of authorship, theses, books, computer programs, lectures, illustrations, photographs, sales, profits, financial figures, marketing plans, business methods and the like, which relate in any manner to the actual or anticipated business of the Company, affiliates or subsidiaries thereof, or relate to its actual or anticipated areas of research and development.

       2.02. Other Documents. Either during or subsequent to my employment, upon the request and at the expense of the Company or its nominee, and for no remuneration in addition to that due me pursuant to my employment by the Company, (or, if subsequent to the termination of my employment with the Company, for an hourly fee for time actually spent by me at an hourly rate equal to my annualized monthly salary immediately prior to termination of my employment divided by 180) but at no expense to me, I agree to execute, acknowledge, make and deliver to the Company or its attorneys any and all instruments which in the judgment of the Company or its attorneys may be necessary or desirable to secure or maintain for the benefit of the Company adequate patent, copyright and other property rights in the United States and all foreign countries with respect to any intellectual property embraced within this Agreement and further agree to assist the Company or its attorneys as required to draft said documents, to obtain said rights, and to enforce said rights.

       2.03. Disclosure. I further agree in connection with paragraph 2.01 hereof to disclose promptly to the Company or its attorneys, any and all ideas, designs, inventions, improvements, discoveries, developments, when conceived or made, in whole or in part, by me and to make and maintain adequate and current records thereof.

       2.04. Limitation of Period. Any idea, designs, inventions, improvements, discoveries, and developments disclosed by me within one year following termination of my employment shall be deemed to be owned by the Company under the terms of paragraphs 2.01 and 2.02 hereof, unless proved by me to have been conceived after such termination.

3. Certain Restrictive Covenants.
   3.01 Introduction. In consideration that my employment with the Company has been and will be special, unique and of an extraordinary character and not involving the practice of any common calling. I acknowledge that, in the course of performance of my obligations to the Company and its affiliates, I have obtained and will obtain certain valuable confidential and/or proprietary information and/or trade secrets of the Company and/or its affiliates and/or their customers, including by way of example and without limitation, specifications, performance criteria, software and systems architecture, methodologies, processes, best practices that relate to the support and management of distributed computing environments as they relate to Paranet's proprietary information, computer programs, programming aids, flow charts, algorithms, schematics, business plans, marketing plans, patents, license agreements, product designs, formulae, and other plans, products, proposals and agreements of the Company and/or its affiliates ("Confidential Information"), which Confidential Information has been and/or will be uniquely developed by the Company and cannot be readily obtained by third parties from outside sources. I also understand and acknowledge that, due to the unique nature of the products and services covered by this Agreement and the need for sales and support personnel to have a high degree of technical knowledge concerning the products and services, employment by the Company for technical services, including the special training, knowledge, and confidential information which will be acquired in the course of such employment, will give me distinct and substantial advantages for potential promotional and/or sales activities concerning such products. I further understand and acknowledge that due to the narrow definition of the products, Confidential Information and services set forth in this Agreement, the highly specialized nature of these products and services, the limited size and number of business entities in the business of developing and/or selling those products, and the much more numerous opportunities for me to work in this trade with respect to products and services not covered by this Agreement, the limitations as to time and geographic area contained in this covenant are reasonable and do not present an undue hardship for me. I therefore agree that the limitations as to time, geographic area, and scope of activity contained in this covenant do not impose a greater restraint than is necessary to protect the goodwill, Confidential Information and other business interests of the Company. The Company also agrees that in light of the facts acknowledged above, the substantial investment of the Company in developing its business and providing training to me and the certain and substantial harm the Company would suffer if I were to engage in any of the activities described below, the Company's need for the protection afforded by this Section is greater than any hardship I might experience by complying with its terms. I, accordingly agree as follows:

       3.01.1 Non-Solicitation. As an ancillary covenant to the terms and conditions set forth in this Agreement, and in consideration of my employment with the Company, the mutual promises set forth in this Agreement and other good and valuable consideration received and to be received, including without limitation, the aforesaid consideration for my agreement to comply with this Clause 3.01.1, the receipt and sufficiency of which is hereby acknowledged by me, I have agreed and do hereby agree that, during my employment with the Company, and for a period of one (1) year following termination of my employment with the Company and this Agreement, I will not, for myself, or on behalf of any other person, persons, firms, partnerships, companies or corporations in which I have had any direct or indirect contact through the
Company: (i) accept employment from, solicit, divert or take away from the Company, the business of any person or business which is or was a customer of the Company (or any affiliate thereof) during the term of my employment with the Company or of any person or business to
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which the Company (or any affiliate thereof) has made proposals during the twelve months immediately preceding the day of my termination of employment with the Company, whether or not such termination is voluntary or involuntary,
(ii) own or participate in the creation of any entity engaged or planning to become engaged in the business of managing or supporting computer environments including help desk, systems support, network support, integration, training, consulting, servicing, supporting, or services competitive with those sold and furnished by the Company (the "Company's Business"), (iii) accept employment from a direct competitor, solicit for employment of business or accept any offer to act as agent, independent contractor or as partner with any person or business that engages in activity competitive to the Company's Business, of
(iv) directly or indirectly induce or attempt to influence any full or part time employee of the Company (or any affiliate thereof) to terminate his or her employment with the Company. Throughout this Agreement an "affiliate" of the Company shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with the Company. In the event of a violation of this covenant, Employer shall be entitled, in addition to any other remedies in law or equity, to obtain the specific performance of this covenant without expressed written consent of the Company management.

       3.01.2 Confidential Information of the Company. I agree not to make any unauthorized use, publication, or public disclosure, during or subsequent to my employment by the Company, of any intellectual property, Confidential Information or trade secrets, generated or acquired by me during the course of my employment by the Company, except to the extent that the disclosure of such intellectual property information is necessary to fulfill my responsibilities as an employee of the Company. I understand that confidential matters and trade secrets include information not generally known by or available to the public about or belonging to the Company, or belonging to other companies to whom the Company may have an obligation to maintain information in confidence, and that authorization for public disclosure may only be obtained through the Company's written consent.

       3.02.3 Confidential Information of Others. I further agree not to disclose to the Company, nor induce the Company to use, any confidential or trade secret information or material belonging to others.

4. Return of Materials.
   Upon the termination of my employment, I will promptly turn over to the Company all models, prototypes, memorandums, notebooks, drawings, records, documents, and the like in my possession or under my control, whether prepared by me or others, relating to intellectual property, and any work done for the Company related thereto, it being acknowledged that all such items are the sole property of the Company. Further, I will return keys, passcards, credit cards, company owned property, books, computers, tapes, software, documentation, materials, etc.

5. Miscellaneous Provisions.
   5.01. Excluded Property. Set for in Exhibit A to this Agreement is a list of all inventions, discoveries, improvements and developments patented or unpatented, copyrighted or uncopyrighted, if any, which I made before entering the employ of the Company or any predecessor, and which are excluded from the operation of this Agreement, and I agree that said list is complete.

   5.02. Governing Law. The law of the State of Texas shall govern this Agreement and I agree that exclusive jurisdiction with respect to any legal proceeding regarding any subject matter contained in this Agreement shall rest in the State of Texas.

   5.03. Entire Agreement. This Agreement supersedes any agreement or understanding previously existing between me and the Company relating to the subject matters contained herein. This instrument is the whole agreement, and no modification or variation shall be deemed valid, unless provided for in a subsequent written agreement signed by the Company.

    5.04. Binding Effect. I further agree that this Agreement shall be binding upon me, my heirs, executors, administrators, and legal representatives, irrespective of the duration of my employment by the Company, the reasons for the cease of my employment by the Company, or the amount of my wages or salary.

    5.05. Separability. Should any part or provision of this Agreement be held to be unenforceable, such provision shall be enforced to the fullest extent permitted by law and the validity of the remaining parts or provisions shall not be affected by such holding.

    5.06. Representation and Warranty. I represent and warrant to the Company that I am not now under any obligation to any person, firm or corporation, or have no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way, the performance by me of any of the covenants hereunder or my duties in my employment by the Company.

    5.07. Remedies. I acknowledge that a violation or attempted violation on my part of Section 2 will cause irreparable damage to the Company and its affiliates, and accordingly, I agree that the Company shall be entitled as a matter of right to an injunction, out of any court or competent jurisdiction, restraining any violation or further violation of such agreements by me, my partners or agents; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the Company may have.

ACCEPTED BY: PARANET, INC.


By:
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                                                  (EMPLOYEE Signature)



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(Print Name)                                      (Print Name)



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(Title)                                           (Date)


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